UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SCHWAB CAPITAL TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

**THIS IS A REMINDER. VOTING ONLY TAKES SECONDS!**
YOU WERE PREVIOUSLY SENT PROXY MATERIALS ASKING YOU TO VOTE ON THE REORGANIZATION OF THE LAUDUS U.S. MARKETMASTERS FUND INTO SCHWAB CORE EQUITY FUND. ACCORDING TO OUR LATEST RECORDS, WE HAVE NOT RECEIVED YOUR RESPONSE.
The Board of Trustees of the Laudus U.S. MarketMasters Fund (the “Fund”) is recommending that shareholders vote FOR the approval of the reorganization. By voting now, you will help ensure that we obtain the required number of votes needed to hold the special meeting of shareholders on May 15, 2009, and help the Fund save on the cost of additional mailing and calls to shareholders.
Use the control number listed below to vote today. Your four-digit PIN is also required if you designated one when your account was established.
http://www.ProxyVote.com
CONTROL NUMBER: 012345678901
CUSIP NUMBER: 808509616
ACCOUNT NUMBER: 3456789012345678901
If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.
Your InvestorDelivery Enrollment Number is:         M012345678901
To access ProxyVote, you will need the above CONTROL NUMBER and the four digit PIN you enrolled with at the time you elected to receive electronic communications (we suggest the last four digits of your Social Security Number or Tax ID). If you do not know your PIN please follow the instructions below. Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting/cut off date. Please refer to the proxy materials, available via the link(s) below, to confirm if a cut off date applies to this solicitation. In the event of a discrepancy between information contained in this e-mail and the proxy material, the proxy material will prevail.
View the supporting documents below using ADOBE ACROBAT Reader. To download the Adobe Reader, click here: http://www.adobe.com/products/acrobat/readstep2.html
Proxy Statement
https://materials.proxyvote.com/Approved/MC0570/20090320/NPS_36241.PDF
Prospectus
https://materials.proxyvote.com/Approved/MC0570/20090320/PROS_36242.PDF
Reminder Notice
https://materials.proxyvote.com/Approved/MC0570/20090309/SHLTR_38158.PDF
There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about proxyvote.com. (Include the original text and subject line of this message for identification purposes.) AOL Users, please highlight the entire message before clicking reply.
This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete the message and any attachments from your system.